SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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       Date of Report (Date of earliest event reported): December 13, 2004


                                  CHATTEM, INC.
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             (Exact name of registrant as specified in its charter)


       Tennessee                      0-5905                  62-0156300
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(State of incorporation)       (Commission File No.)         (IRS Employer
                                                           Identification No.)



               1715 West 38th Street, Chattanooga, Tennessee 37409
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          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registration under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

         On December 13, 2004, Chattem, Inc. (the "Company") and Interstate Fire & Casualty Company ("Interstate") executed a term sheet of settlement (the "Term Sheet") with regard to Interstate's lawsuit to rescind its $25 million of excess coverage for product liability claims relating to the Company's Dexatrim(R) products containing phenylpropanolimine (PPA). The Term Sheet will be incorporated into a definitive agreement setting forth the final terms of the settlement.

          The Term Sheet contemplates that Interstate will provide coverage of PPA claims that are covered by its policy after $78.5 million has been paid toward covered claims. Once the $78.5 million threshold is met, Interstate will pay 100% of the next $4 million of claims covered by its policy; 75% of the next $8.5 million of such claims; and 50% of the last $12.5 million of such claims. In addition, the Term Sheet contemplates that the Company and Interstate will dismiss all claims and counterclaims filed against each other and the Company will release all claims against Interstate relating to the excess coverage product liability insurance policy.

         As previously reported, approximately $60.9 million from the Company's first three layers of insurance coverage has been funded into a settlement trust established under the terms of the Company's class action settlement of PPA claims. In addition, the Company has entered into a settlement agreement with Sidmak Laboratories, Inc. ("Sidmak"), the manufacturer of Dexatrim products containing PPA, pursuant to which Sidmak has agreed to contribute $10.0 million into the settlement trust. See the Company's prior filings with the Securities and Exchange Commission for additional discussion of the PPA litigation.

         Statements in this Form 8-K which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 20, 2004              CHATTEM, INC.

                               By:  /s/ A. Alexander Taylor II
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                                        A. Alexander Taylor II
                                President and Chief Operating Officer